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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          SEARCH CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or
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                    [SEARCH CAPITAL GROUP, INC. LETTERHEAD]



September 3, 1996


Dear Shareholder:

Enclosed are our financial statements for the first quarter which are self-explanatory. I thought I would use this opportunity to again convey the importance of our upcoming shareholders' meeting on October 1st, and share with you some of the strategies and reasoning behind the proposal for the 1 for 8 reverse stock split that we are asking you to approve.

1. NASDAQ National Market Listing - With our common stock trading at $1.13 per share in a very volatile Over-the-Counter market, we feel that it is essential to become relisted with NASDAQ, which requires at least a $3.00 per share stock price. Being listed on NASDAQ should enhance the trading ability of Search's stock by giving broader visibility to the stock's trading activity and, thereby, make trade information available to a wider range of potential investors.

2. Institutional investment - In order for broker/dealers, banks and other lenders to provide margin loans secured by a company's stock, the stock must have an average bid price of at least $5.00 per share. By increasing the price of Search's shares above $5.00 per share, we hope to attract larger institutional and individual investors who want (or need) to take advantage of the ability to margin their stock.

3. Mergers & Acquisitions - We have previously discussed our intention to grow by acquisition of other companies and/or portfolios. Stocks which trade at or near $1.00 per share fall into a category known as "penny stocks" and are considered to be too volatile and speculative to be utilized for making acquisitions of other companies. Increasing the per share trading price of Search's stock should make our securities more attractive to the financial community and the investing public, thereby making the stock a more viable currency to be used for potential acquisitions. Utilizing stock for acquisitions enables your company to preserve cash for growth requirements, while increasing equity which can be leveraged for growth-directed debt financing.

Generally speaking, companies who have had positive happenings during the past year and who anticipate growth and increased earnings realize a benefit in stock price from a stock split, especially when it is done for positive, constructive reasons. We feel this is the case in our scenario and request your support in voting for the same.

Finally, please be mindful that, management benefits only if the value of our stock increases for shareholders. We are all in the same boat together, and your continuing confidence and support are most appreciated.

Thanks for your continued support.

Sincerely,

/s/   GEORGE C. EVANS

GCE:li
Enclosure